===============================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of Earliest Event Reported): June 27, 2001


                               ENVIROSOURCE, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                  1-1363                  34-0617390
      (State or other           (Commission               (IRS Employer
      jurisdiction of            File Number)            Identification No.)
       incorporation)

          1155 Business Center Drive
            Horsham, Pennsylvania                          19044-3454
            (Address of Principal                          (Zip Code)
              Executive Offices)

       Registrant's telephone number, including area code: (215) 956-5500

                                 Not Applicable
             (Former name or address, if changed since last report)

===============================================================================

Item 5.        Other Events.

               Envirosource, Inc. (the "Company") announced on June 27, 2001 the cash portion of its recently announced exchange offer (the "Exchange Offer"). In addition to offering shares of both Series A Redeemable Preferred Stock and Common Stock, the Company is offering an aggregate of $63 million in a combination of cash and 14% Subordinated Notes due 2008 ("Subordinated Notes") to the holders of its 9 3/4% Senior Notes due 2003 (the "Senior Notes"). The Company has determined that $10.5 million or almost 17% of the $63 million total will be distributed in cash. The Company's Exchange Offer commenced on June 11, 2001. If all of the Senior Notes are tendered in the Exchange Offer, the holders of Senior Notes will receive an aggregate of $10.5 million in cash, $52.5 million of Subordinated Notes, $25 million worth of Preferred Stock and all of the common equity outstanding after the restructuring. The cash portion of the consideration to be paid to holders of Senior Notes will be funded with proceeds from the Company's credit facility with Bank of America.

               The Company further announced that, as of June 26, 2001, a total of $176.4 million, or 65%, of the outstanding principal amount of the Senior Notes had been tendered.

Item 7.        Financial Statements and Exhibits.

         (c)   Exhibits

               Exhibit Number    Description of Exhibit
               --------------    ----------------------

               99.1              Press   Release   issued   on  June  27,   2001
                                 announcing the cash portion of consideration offered by Company in the Exchange Offer.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            ENVIROSOURCE, INC.


Date:    June 27, 2001                      By: /s/ John T. DiLacqua
                                                --------------------
                                                John T. DiLacqua,
                                                Chief Executive Officer

                                INDEX TO EXHIBITS


         Exhibit Number    Description of Exhibit
         --------------    ----------------------

              99.1 Press Release issued on June 27, 2001 announcing the cash portion of consideration offered by Company in the Exchange Offer.